Exhibit (q)(1)

POWER OF ATTORNEY

We, the undersigned Trustees of Transamerica Funds, Transamerica Series Trust, Transamerica Partners Portfolios, Transamerica Partners Funds Group, Transamerica Partners Funds Group II and Transamerica Asset Allocation Variable Funds (collectively, the “Funds”) hereby revoke all previous powers of attorney we have given to sign and otherwise act in our names and behalf in matters involving the Funds and hereby constitute and appoint MARIJN P. SMIT, TANÈ T. TYLER and RHONDA A. MILLS, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, all Registration Statements of the Funds on Form N-1A, or any successors thereto, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statements or any successors thereto, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission and the Commodity Futures Trading Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after July 13, 2017.

THIS POWER OF ATTORNEY may be executed in multiple counterparts that together constitute a single document.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in the capacities and on the dates indicated.

/s/ Marijn P. Smit Marijn P. Smit, Trustee	Date: July 12, 2017

/s/ Sandra N. Bane Sandra N. Bane, Trustee	Date: July 12, 2017

/s/ Leo J. Hill Leo J. Hill, Trustee	Date: July 12, 2017

/s/ David W. Jennings David W. Jennings, Trustee	Date: July 12, 2017

/s/ Russell A. Kimball, Jr. Russell A. Kimball, Jr., Trustee	Date: July 12, 2017

/s/ John E. Pelletier John E. Pelletier, Trustee	Date: July 12, 2017

/s/ Patricia L. Sawyer Patricia L. Sawyer, Trustee	Date: July 12, 2017

/s/ John W. Waechter John W. Waechter, Trustee	Date: July 12, 2017

/s/ Alan F. Warrick Alan F. Warrick, Trustee	Date: July 12, 2017